UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LAVA Therapeutics B.V.*

(Exact name of registrant as specified in its charter)

The Netherlands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Yalelaan 60 3584 CM Utrecht, the Netherlands +31 6 3000 3035	Not applicable
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common shares, nominal value €0.12 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252166

Securities to be registered pursuant to Section 12(g) of the Act: None.

*

We intend to convert the legal form of our company under Dutch law from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) to a public company with limited liability (naamloze vennootschap) and to change our name from LAVA Therapeutics B.V. to LAVA Therapeutics N.V. prior to the consummation of this offering.

Item 1. Description of Registrant’s Securities to be Registered.

LAVA Therapeutics B.V. (the “Company”) hereby incorporates by reference (a) the description of its common shares, nominal value €0.12 per share, contained under the heading “Description of share capital and articles of association,” and (b) the information set forth under the heading “Material income tax considerations,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-253795), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 2, 2021, as amended from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LAVA THERAPEUTICS B.V.

Date: March 18, 2021	By:	/s/ Stephen Hurly
Name: Stephen Hurly
Title: Chief Executive Officer

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